EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-177366, No. 333-209734 and No. 333-227886 on Form S-8 of our report dated May 15, 2019, relating to the financial statements of Renren Inc., its subsidiaries, its variable interest entities and the subsidiaries of its variable interest entities, appearing in the Annual Report on Form 20-F of Renren Inc. for the year ended December 31, 2018.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Beijing, the People’s Republic of China

May 15, 2019